NOTE PURCHASE AGREEMENT,
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT, AND
FIRST AMENDMENT TO SUB-SUBLEASE AGREEMENT

This Note Purchase Agreement, First Amendment to Stock Purchase Agreement and First Amendment to Sub-Sublease Agreement (this “Agreement”), dated as of January     , 2009, is entered into by and among Overstock.com, Inc., a Delaware corporation (“Seller”), Mountain Reservations, Inc. (f/k/a OTravel.com, Inc.), a Utah corporation (the “Company”) and Castles Travel, Inc., a Delaware corporation (“Buyer”).  Seller, the Company and Buyer are referred to herein individually as a “Party” and collectively as the “Parties”.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, the Parties have entered into a Stock Purchase Agreement dated as of April 25, 2007 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 1.5(b)(ii) of the Purchase Agreement, Buyer issued to Seller the Junior Seller Note, with an initial principal amount of $3,000,000, and the Senior Seller Note, with an initial principal amount of $3,000,000, each dated as of April 25, 2007 (collectively, the “Seller Notes”);

WHEREAS, in connection with the Senior Seller Note, Buyer and Seller entered into a Pledge Agreement dated as of April 25, 2007 (the “Pledge Agreement”), whereby Buyer pledged to Seller and granted Seller a security interest in all of the issued and outstanding capital stock of the Company (the “Pledged Stock”);

WHEREAS, the Parties desire to enter into this Agreement to provide for the sale to Buyer of the Seller Notes in exchange for the consideration described herein;

WHEREAS, in accordance with Section 9.3 of the Purchase Agreement, the Parties desire to amend the Purchase Agreement as set forth herein; and

WHEREAS, the Company and Seller have entered into a Sub-Sublease Agreement dated as of January 30, 2008 (the “Sub-Sublease Agreement”), and desire to amend the Sub-Sublease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.                                      Note Purchase Agreement.

(a)                                  Purchase and Sale of Seller Notes; Termination of the Pledge Agreement.  Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all right, title and interest in the Seller Notes (including all rights to receive payment of any unpaid principal and/or accrued interest thereunder) (the “Purchase of Seller Notes”) in exchange for a cash payment of $1,250,000 (the “Note Purchase Price”).  As a result of the Purchase of Seller Notes, and conditioned upon receipt by Seller of the Purchase Price as specified in Section 1(b) below, Buyer and Seller hereby agree that (i) the Seller Notes are hereby cancelled and that neither Seller nor any other Person have any further rights thereunder and (ii) the Pledge Agreement is hereby terminated and cancelled with no further action required from any Party or other Person.

(b)                                 Payment of the Note Purchase Price.  On the date hereof, Buyer shall make a payment to Seller by wire transfer, or delivery of other immediately available funds, in an amount equal to the Note Purchase Price to an account designated by Seller.

(c)                                  Delivery to Buyer of each Seller Note and Stock Certificate(s).  Within a reasonable time after the date hereof, Seller shall deliver to Buyer (i) the Junior Seller Note and the Senior Seller Note for cancellation and (ii) the stock certificate(s) representing the Pledged Stock, together with any duly executed forms of assignment or stock powers held by Seller in connection therewith.

2.                                      Amendment to Purchase Agreement.  Subject to the terms and conditions of this Agreement, effective as of Closing, the Purchase Agreement shall be amended as follows:

(a)                                  Section 6.3(a).  The phrase “on and after the Closing until the fifth anniversary of the Closing Date (the “Restricted Period”)” set forth in Section 6.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to the following:

“on and after the Closing until January     , 2009 (the “Restricted Period”)”

(b)                                 Section 6.3(d).  Section 6.3(d) of the Purchase Agreement is hereby amended and restated in its entirety to the following:

“Seller hereby covenants and agrees that on and after the Closing until the fifth anniversary of the Closing Date, Seller and its Affiliates (including any company or other entity controlled by or under common control with Seller (whether currently existing or hereafter acquired or formed)) shall not, directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any employee of the Company or of any of the Company’s Subsidiaries to leave the employ of the Company or any of its Affiliates for any reason whatsoever, (ii) hire or employ any employee of the Company or of any of the Company’s Subsidiaries, or (iii) without the prior written consent of Buyer, employ any employee of the Company or of any of the Company’s Subsidiaries within one year of such Company employee leaving the employment of the Company or any of the Company’s Subsidiaries; provided however that Seller will be deemed not to have violated this clause merely as a result of publishing a solicitation of general circulation.”

(c)                                  No Other Amendments.  Except as expressly modified herein, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

3.             Amendment to Sub-Sublease Agreement.  Subject to the terms and conditions of this Agreement, effective as of Closing, the Sub-Sublease Agreement shall be amended as follows:

(a)                                  Section 4.  Section 4 of the Sub-Sublease Agreement is hereby amended and restated in its entirety as follows:

“Base Rental.  Tenant agrees to pay directly to Landlord the monthly Base Rental in advance on the first of every month, without previous demand therefore and without set-off, abatement, credit, deduction or claim of offset, on the first day of each and every calendar month during the Term (the “Due Date”) pursuant to the following schedule:

Period	Base Rental	Annual Cost Per Rentable Square Foot
July 25, 2007 through August 1, 2008, inclusive	$10,063.44 per month	$19.44
August 2, 2008 through February 1, 2009, inclusive	$10,415.66 per month	$20.12
February 2, 2009 through August 1, 2009, inclusive	$9,374.09 per month	$18.11
August 2, 2009 through August 1, 2010, inclusive	$9,702.19 per month	$18.74
August 2, 2010 through August 1, 2011, inclusive	$10,041.77 per month	$19.40
August 2, 2011 through August 1, 2012, inclusive	$10,393.23 per month	$20.08
August 2, 2012 through August 1, 2013, inclusive	$10,756.99 per month	$20.78
August 2, 2013 through August 1, 2014, inclusive	$11,133.49 per month	$21.51
August 2, 2014 through July 17, 2015, inclusive	$11,523.16 per month	$22.26

(b)                                 Section 7.  The following sentence shall be added to the end of Section 7 of the Sub-Sublease Agreement:

“Notwithstanding the foregoing, beginning on January     , 2009 and continuing for the remainder of the Term of the Sub-Sublease Agreement, the Additional Rent that Tenant shall pay to Landlord shall be reduced by an amount equal to ten percent (10%) of such Additional Rent.”

(c)                                  Section 17(c).  Section 17(c) of the Sub-Sublease Agreement is hereby amended and restated in its entirety as follows:

“Data Center Space.  Tenant is hereby granted the permission to occupy and access approximately 108 rentable square feet on the First Floor of the Building in an “as-is” condition for the duration of the Term in order to install not more than three (3) server racks.  Tenant shall pay $900.00 per month for the use of this space escalating at 3.5% per year for each succeeding year of the Lease term.  Tenant shall additionally pay a one-time $500.00 set up fee to cover expenses related to preparing the space for occupation.”

(d)                                 No Other Amendments.  Except as expressly modified herein, the Sub-Sublease Agreement shall remain in full force and effect in accordance with its terms.

4.             Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer and the Company that the following statements contained in this Section 4 are true, correct and complete as of the date hereof:

(a)                                  Title to Seller Notes.  Seller is the record and beneficial owner of each of the Junior Seller Note and the Senior Seller Note and is the owner of Seller’s rights in the Pledge Agreement, free and clear of any and all liens, security interests or other encumbrances except for the security interest in the Junior Seller Note, the Senior Seller Note and the Pledge Agreement granted by Seller to Wells Fargo Retail Finance, LLC (“Wells Fargo”) on April 25, 2007 (such security interest, the “Wells Fargo Security Interest”).  Seller has not sold, transferred, conveyed, assigned or otherwise disposed of the Seller Notes to any other Person.

(b)                                 Wells Fargo Security Interest.  Contemporaneous with the execution and delivery of this Agreement, and the consummation of the Purchase of Seller Notes, Wells Fargo has released and terminated the Wells Fargo Security Interest, and Seller has delivered evidence of such release and termination to Buyer.

(c)                                  Existence and Authorization.  Seller is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power and the governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  The execution, delivery and performance by Seller of this Agreement have been duly authorized by Seller.  This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by:  (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(d)                                 No Breach.  The execution, delivery and performance by Seller of this Agreement will not (i) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Seller is a party or by which Seller is bound or (ii) violate any law applicable to Seller.

5.             Representations and Warranties of Buyer and the Company.  Buyer and the Company hereby represent and warrant to Seller that the following statements contained in this Section 5 are true, correct and complete as of the date hereof:

(a)                                  Existence and Authorization.  Each of Buyer and the Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power and the governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.  The execution, delivery and performance by Buyer and the Company of this Agreement have been duly authorized by Buyer and the Company.  This Agreement constitutes a valid and binding obligation of Buyer and the Company enforceable in accordance with its terms, except as such enforceability may be limited by:  (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(b)                                 No Breach.  The execution, delivery and performance by the Company or Buyer of this Agreement will not (i) result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which the Company or Buyer is a party or by which the Company or Buyer is bound or (ii) violate any law applicable to the Company or Buyer.

6.             Miscellaneous.

(a)                                  Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees and expenses.

(b)                                 Descriptive Headings; Interpretation.  Section headings used in this Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement.  The use of the word “including” or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.

(c)                                  Counterparts; Amendment and Waiver.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.  Delivery of an executed signature page of this Agreement (which may be by electronic or facsimile transmission) shall be effective as delivery of a manually executed counterpart hereof.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Party sought to be bound by any such amendment, modification or waiver.

(d)                                 Successors and Assigns.  No Party shall assign any of its rights under this Agreement without the prior written consent of the other Parties (and any attempted assignment without such consent shall be null and void).  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and permitted assigns.

(e)                                  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f)                                    Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Utah.

(g)                                 No Strict Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(h)                                 Entire Agreement.  This Agreement and the other documents referred to herein contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

IN WITNESS WHEREOF, the Parties have executed this Note Purchase Agreement, First Amendment to Stock Purchase Agreement and First Amendment to Sub-Sublease Agreement on the date first written above.

OVERSTOCK.COM, INC.

By:
Name:
Title:

MOUNTAIN RESERVATIONS, INC.

By:
Name: Julian Castelli
Title: Chief Executive Officer

CASTLES TRAVEL, INC.

By:
Name: Julian Castelli
Title: Chief Executive Officer